EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of November 8, 2004, by and among Access Integrated
Technologies, Inc., a Delaware corporation (the "COMPANY"), the Investor signatory hereto.

            This  Agreement  is  made  pursuant  to  the   Securities   Purchase
Agreement, dated as of the date hereof, among the Company and the Investor (the "PURCHASE AGREEMENT").

            The Company and the Investor hereby agree as follows:

      1. DEFINITIONS. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FILING DATE" means, with respect to a Registration Statement or an amendment thereto, the date on which the Company files such Registration Statement or amendment, as the case may be, with the Commission.

            "INDEMNIFIED  PARTY"  shall  have the  meaning  set forth in Section
5(c).

            "INDEMNIFYING  PARTY"  shall have the  meaning  set forth in Section
5(c).

            "INVESTOR" means the investor party to the Purchase Agreement, and any other holder or holders, as the case may be, from time to time of Registrable Securities.

            "LOSSES" shall have the meaning set forth in Section 5(a).

            "OTHER SECURITIES" means (i) all Common Stock outstanding as of the date hereof; (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock; and (iii) any shares of Common Stock issuable upon the exercise of any warrant outstanding now or issuable from time to time; PROVIDED, HOWEVER, that Other Securities shall not include (x) any Registrable Securities or (y) those securities described in (i), (ii) and (iii) above that (A) have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to a Registration Statement or (B) have been transferred pursuant to Rule 144 under the Securities Act or any successor rule.

            "PRIMARY SHARES" means the authorized but unissued shares of Common Stock held by the Company in its treasury.

            "PROCEEDING"  means  an  action,   claim,  suit,   investigation  or
proceeding, whether commenced or threatened.

            "PROSPECTUS"  means  the  prospectus   included  in  a  Registration
Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or Other Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereof.

            "REGISTRABLE  SECURITIES" means the shares of Common Stock issued or issuable to the Investor pursuant to the Purchase Agreement, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event in connection with the foregoing; PROVIDED, HOWEVER, that Registrable Securities shall not include those securities described above that (A) have been effectively registered under
Section 5 of the Securities Act and disposed of pursuant to a Registration Statement or (B) have been transferred pursuant to Rule 144 under the Securities Act or any successor rule.

            "REGISTRATION STATEMENT" means a registration statement on Form S-1, S-3 or SB-2, or any successor form thereto, under the Securities Act, including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre-effective and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

            "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "RULE 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SELLING HOLDER  QUESTIONNAIRE"  shall have the meaning set forth in
Section 2(c).

      2. REGISTRATION.

            (a) DEMAND REGISTRATION RIGHTS.

               1. The Investor (the "DEMAND INVESTOR") may, by written notice (the "DEMAND Notice"), request that the Company file a Registration Statement with the Commission covering its Registrable Securities (the "DEMAND SECURITIES"). Such Registration Statement shall contain (unless otherwise directed by the Demand Investor and except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement or pursuant to judicial and SEC interpretations) the "PLAN OF DISTRIBUTION" attached hereto as ANNEX A. The Company shall use its reasonable best efforts to file such Registration Statement with the Commission covering such Demand Securities (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations under the Securities Act and any other governmental requirements or regulations) in accordance with this Section 2(a)(1):

               2. LIMITATIONS. The Company shall not be obligated to use its reasonable best efforts to file and cause to become effective (i) more than one (i) Registration Statement initiated pursuant to this Section 2(a) in any twelve (12) month period, (ii) any Registration Statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which any Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior ninety (90) days and (iii) any registration that would require an audit of the Company to be performed outside of the ordinary course of business.

               3. DELAY. The Company may delay the filing or effectiveness of any Registration Statement after the date of receipt of a Demand Notice if at the time of such receipt (i) the Company is engaged, or has fixed plans to engage, within ninety (90) days of the time of such receipt, in a firm commitment underwritten public offering of Primary Shares in which the Investor may include Registrable Securities pursuant to Section 2(b) hereof or (ii) the Company provides to the Demand Investor a written certificate, signed by the President of the Company, stating that in the good faith determination of the Board of Directors, such registration and offering would be seriously detrimental to any material transaction involving the Company; PROVIDED, however, that the Company may only delay the filing or effectiveness of a Registration Statement pursuant to this Section 2(a)(3) for a period not in excess of one hundred twenty (120) days from the effective date of such offering, or the date of commencement of such other transaction, as the case may be, but in no event more than one hundred eighty (180) days from the date of a request for registration pursuant to this Section 2(a).

               4. REGISTRATION MECHANICS: ALLOCATION OF REGISTRABLE SECURITIES IN DEMAND REGISTRATION. Following receipt of a Demand Notice under Section 2(a) hereof, the Company shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the Demand Notice, the Demand Securities. Notwithstanding the foregoing, if the managing underwriter, if any, of such registration advises the Company that the inclusion of the Demand Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Demand Securities proposed to be included in such registration, then the number of Demand Securities proposed to be included in such registration shall be limited accordingly.

               5. WITHDRAWAL IN DEMAND REGISTRATION. At any time before the Registration Statement covering Demand Securities becomes effective, the requesting Demand Investor may request the Company to withdraw or not to file such Registration Statement. In that event, the Investor shall have used one of its demand registration rights under this Section 2(a) unless the Investor shall pay to the Company the expenses incurred in connection therewith by the Company through the date of such request.

            (b) PIGGYBACK REGISTRATION RIGHTS.

               1. NOTICE OF PIGGYBACK REGISTRATION AND INCLUSION OF REGISTRABLE SECURITIES. Other than as provided in Section 2(a), if the Company at any time proposes for any reason to register any of its Primary Shares or Other Securities with the Commission (either for its own account or the account of a security holder) on a form that would be suitable for a registration involving solely Common Stock (except with respect to registrations on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), the Company will (i) promptly give the Investor written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) and (ii) include in such registration (and any related qualification under blue sky laws or other compliance laws or regulations), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any the Investor within twenty (20) days after delivery of such written notice from the Company.

               2.  NOTICE OF  UNDERWRITING  IN  PIGGYBACK  REGISTRATION.  If the
               registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section 2(b)(1) hereof. In such event, the right of the Investor to have its Registrable Securities registered shall be conditioned upon such underwriting and the inclusion of its Registrable Securities in such underwriting to the extent provided in this Section 2(b). The Investor proposing to distribute its Registrable Securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the underwriter's representative for such offering. The Investor shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 2(b).

               3. MARKETING LIMITATION IN PIGGYBACK REGISTRATION. In the event the underwriter's representative advises, in writing, the Company and the Investor seeking registration of its Registrable Securities pursuant to this Section 2(b) that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of securities to be underwritten, the underwriter's representative (subject to the allocation priority set forth in Section 2(b)(4) hereof) may, in the case of any registered public offering not otherwise as a result of a Demand Notice, prohibit any or all of the Investor's Registrable Securities from being included in such registration and underwriting.

               4. ALLOCATION OF COMMON STOCK IN PIGGYBACK REGISTRATION. In the event that the underwriter's representative limits the number of Registrable Securities to be included in a registration pursuant to Section 2(b)(3) hereof, and such registration is not a result of a Demand Notice, any Registrable Securities held by officers of the Company shall be excluded from such registration and underwriting to the extent required by such limitation. If a limitation of the number of Registrable Securities is still required after such exclusion, the number of Registrable Securities that may be included in such registration (which shall not be a result of a Demand Notice) and underwriting shall be included, in the following order: (i) first, the Primary Shares and (ii) second, pro rata among the Investor (upon requesting to have its Registrable Securities registered pursuant to this
               Section 2) and the holders of the Other Securities who exercise their registration rights, if any, based upon the total number of shares of Common Stock requested to be registered by each such holder).

               5. WITHDRAWAL IN PIGGYBACK REGISTRATION. If the Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter's representative delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               6. The Investor, upon requesting to have its Registrable Securities registered pursuant to this Section 2 agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as ANNEX B (a "SELLING HOLDER QUESTIONNAIRE") at any time prior to the fifth Trading Day prior to the Filing Date. The Company shall not be required to include the Registrable Securities of the Investor in a Registration Statement if it fails to furnish to the Company a fully completed Selling Holder Questionnaire at least five (5) Trading Days prior to the Filing Date; PROVIDED, HOWEVER, that in no case shall the Company have any liability whatsoever as a result of, or in connection with, any the Investor's failure to complete a Selling Holder Questionnaire.

      3. REGISTRATION PROCEDURES.

            In connection  with the  Company's  registration  obligations  under
Section 2, the Company shall:

            (a) (i) Not less than six (6) Trading  Days prior to the Filing Date of a Registration Statement or any amendment or supplement thereto, furnish to the Investor of Registrable Securities being registered under Section 2, copies (via facsimile or otherwise) of the "Selling Stockholders" section of such document, the "Plan of Distribution" and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed, which documents will be subject to the review of the Investor; and (ii) not file a Registration Statement or any amendments or supplements thereto that does not contain the disclosure containing the Investor as a "Selling Stockholder" as provided to the Company by the Investor in writing in connection therewith.

            (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for up to one hundred twenty (120) days; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Investor, true and complete copies of all material correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Investor of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

            (c) Notify the Investor as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to the Investor that pertain to the Investor as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (e) Furnish to the Investor, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by it (including those previously furnished) promptly after the filing of such documents with the Commission.

            (f) Promptly deliver to the Investor as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Investor may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the selling Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

            (g) Prior to any public offering of Registrable Securities, register or qualify, or cooperate with the selling Investor in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or "blue sky" laws of all jurisdictions within the United States, keep each such registration or qualification (or exemption therefrom) effective for up to 120 days and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements.

            (h) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investor may request.

      4. REGISTRATION EXPENSES.

            (a) All expenses incurred by the Company in complying with Sections 2(a) and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the American Stock Exchange, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Registrable Securities are called "Registration Expenses". The Demand Investor will pay all Registration Expenses in connection with the Registration Statements under Section 2(a) and 3 hereof. All Registration Expenses in connection with each Registration Statement under Sections 2(a) hereof shall be borne by the Investor.

            (b) All fees and expenses incident to the performance of or compliance with Section 2(b) and 3 by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the American Stock Exchange or any other trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or "blue sky" laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Investor), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by Sections 2(b) and 3.

      5. INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the investor, its officers, directors, agents, investment advisors, partners, members and employees, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration
Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (I) such untrue statements or omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or the Investor's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto (it being understood that the Investor has approved ANNEX hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Investor promptly of the institution, threat or assertion of any Proceeding against the Company of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) INDEMNIFICATION BY INVESTOR. The Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) the Investor's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or its proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor expressly for use in the Registration Statement (it being understood that the Investor has approved ANNEX A hereto for this purpose), such Prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of the selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to th1s Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party reasonably concludes based upon the advice of counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel (one law firm) shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

            All fees and expenses of the Indemnified Party subject to indemnification herein (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

            (d) CONTRIBUTION. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such
Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or other event under Section 5(b), as the case may be, to which such contribution applies.

            The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

      6.    MISCELLANEOUS

            (a) REMEDIES. In the event of a breach by the Company or by the Investor of any of their obligations under this Agreement, the Investor or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Investor agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

            (b) NO PIGGYBACK ON REGISTRATIONS. Except as and to the extent specified in Section 2 hereof and SCHEDULE 6(B) hereto, neither the Company nor any of the holders of Other Securities may include securities of the Company in a Registration Statement. Except as and to the extent specified in SCHEDULE 3.1(V) of the Purchase Agreement, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person which have not been fully satisfied.

            (c) COMPLIANCE. The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

            (d) DISCONTINUED DISPOSITION. The Investor agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), the Investor will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until the Investor's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

            (e) AMENDMENTS AND WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

            (f) NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date,
(iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Company:  Access Integrated Technologies, Inc.
                          55 Madison Avenue, Suite 300
                          Morristown, New Jersey 07960
                          Facsimile No.:  (973) 290-0081
                          Attn:  Chief Executive Officer

                          With a copy to:

                          Kelley Drye & Warren LLP
                          101 Park Avenue
                          New York, New York 10178
                          Facsimile No.:  (212) 808-7897
                          Attn:  Jonathan Cooperman, Esq.

      If to the Investor: To the address set forth under the Investor's name on the signature page hereto.

      If to any other Person who is then the registered holder of the Registrable Securities:

                        To the address of such holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

            (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Company may not assign its rights or obligations hereunder without the prior written consent of the Investor or the holder of the then outstanding Registrable Securities. The Investor may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

            (h) EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

            (i) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

            (j) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            (k) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (l) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGES TO FOLLOW]

            IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                    ACCESS INTEGRATED TECHNOLOGIES, INC.



                                    By:  /s/ A. Dale Mayo
                                         -------------------------------------
                                    Name:  A. Dale Mayo
                                    Title: Chief Executive Officer


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGES TO FOLLOW]

            IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                               BFS US SPECIAL OPPORTUNITIES TRUST PLC



                               By:  /s/ Russell Cleveland
                                    -------------------------------------
                                    Russell Cleveland, President
                                    RENN Capital Group, Investment Adviser

                                    Address for Notice:

                                    8080 N. Central Expressway, Suite 210, LB-59
                                    Dallas, TX 75206

                                    Facsimile No.: 214-891-8291
                                    Attn:  John Schmit or Michelle Sparks

                               RENAISSANCE US GROWTH INVESTMENT TRUST PLC



                               By:  /s/ Russell Cleveland
                                    -------------------------------------
                                    Russell Cleveland, President
                                    RENN Capital Group, Investment Manager

                                    Address for Notice:

                                    8080 N. Central Expressway, Suite 210, LB-59
                                    Dallas, TX 75206

                                    Facsimile No.: 214-891-8291
                                    Attn:  John Schmit or Michelle Sparks

                                                                         ANNEX A

                              Plan of Distribution

     The Selling Stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short  sales  (other  than  short  sales   established  prior  to  the
          effectiveness of the Registration Statement to which this Prospectus is a part)

     o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledge intends to sell more than 500 shares of Common Stock, a supplement to this Prospectus will be filed if then required in accordance with applicable securities law.

     The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has represented and warranted to the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

     The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                                                         ANNEX B

                        SELLING SHAREHOLDER QUESTIONNAIRE

                      ACCESS INTEGRATED TECHNOLOGIES, INC.

                 SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of Class A common stock (the "COMMON STOCK"), of Access Integrated Technologies, Inc. (the "Company") understands that the Company intends to file with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of October ___, 2004 (the "REGISTRATION RIGHTS AGREEMENT"), among the Company and the undersigned. The undersigned further agrees to furnish to the Company a fully completed Questionnaire at least five (5) Trading Days prior to the Filing Date. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

                                  QUESTIONNAIRE

1.   NAME.

     (a)  Full Legal Name of Selling Securityholder

          ______________________________________________________________________

     (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

          ______________________________________________________________________

     (c) Full Legal Name of Natural Control Person (which means a natural person who directly you indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

          ______________________________________________________________________

2.   ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Telephone:______________________________________________________________________
Fax:____________________________________________________________________________
Contact Person:_________________________________________________________________

3.   BENEFICIAL OWNERSHIP OF REGISTRABLE SECURITIES:

     (a) Type and Principal Amount of Registrable Securities beneficially owned:



4.   BROKER-DEALER STATUS:

     (a)  Are you a broker-dealer?

                                   Yes  |_|              No  |_|

     Note:If yes, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

     (b)  Are you an affiliate of a broker-dealer?

                                   Yes  |_|              No  |_|

     (c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities. in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

                                    Yes  |_|              No  |_|

     Note:If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. BENEFICIAL OWNERSHIP OF OTHER SECURITIES OF THE COMPANY OWNED BY THE SELLING SECURITYHOLDER.

     EXCEPT AS SET FORTH BELOW IN THIS ITEM 5, THE UNDERSIGNED IS NOT THE BENEFICIAL OR REGISTERED OWNER OF ANY SECURITIES OF THE COMPANY OTHER THAN THE REGISTRABLE SECURITIES LISTED ABOVE IN ITEM 3.

     (a)  Type and amount of other securities  beneficially owned by the Selling
          Securityholder:

________________________________________________________________________________
________________________________________________________________________________

6.   RELATIONSHIPS WITH THE COMPANY:

     EXCEPT AS SET FORTH BELOW, NEITHER THE UNDERSIGNED NOR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS OR PRINCIPAL EQUITY HOLDERS (OWNERS OF 5% OF MORE OF THE EQUITY SECURITIES OF THE UNDERSIGNED) HAS HELD ANY POSITION OR OFFICE OR HAS HAD ANY OTHER MATERIAL RELATIONSHIP WITH THE COMPANY (OR ITS PREDECESSORS OR AFFILIATES) DURING THE PAST THREE YEARS.

     State any exceptions here:

     ___________________________________________________________________________
     ___________________________________________________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:__________________________________     Beneficial Owner___________________

                                             By:________________________________
                                                Name:
                                                Title:


           PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

                        Access Integrated Technologies, Inc.
                        55 Madison Avenue, Suite 300
                        Morristown, NJ 07960
                        Attention:  Gary Loffredo
                        Facsimile:  (973) 290-0081


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                                                                   SCHEDULE 6(B)

                         HOLDERS OF REGISTRATION RIGHTS


Pursuant to the following agreements, the Company and/or its security holders may include securities of the Company in a Registration Statement in addition to the Registrable Securities:

          1. Registration Rights Agreement, dated as of March 29, 2004, between the Company and The Boeing Company

          2. Registration Rights Agreement, dated as of March 24, 2004, between the Company and certain investors partaking in the Company's exchange offering

          3. Registration Rights Agreement, dated as of January 9, 2004, between the Company and Erik Levitt

          4. Registration Rights Agreement, dated as of November, 2003, among the Company, David Gajda and Robert Jackovich

          5. Third Amended and Restated Stockholders' Agreement, dated as of July 28, 2003, among the Company, the Preferred Stockholders and the Common Stockholders

NOTE: Stockholders of the Company that acquired their stock prior to the Company's initial public offering ("IPO") executed Lock-up Agreements which, on the effective date of the IPO, represented 98 percent of the outstanding stock of the Company. In addition, pursuant to Section 3.4 of that certain Third Amended And Restated Stockholders' Agreement, dated as of July 28, 2002, by and among the Company and the stockholders listed therein, all stockholders of the Company have agreed to be locked up following the Company's IPO. Accordingly, the Company believes that 100 percent of the registrable securities that are the subject of the agreements listed above, except for 53,534 shares of common stock held by The Boeing Company (which shares are subject to adjustments for stock splits and similar transactions), are restricted from selling their stock pursuant to the terms of the Lock-up Agreement until at least November 10, 2005, subject to the IPO underwriter's release of any locked-up shares.